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                                                                    EXHIBIT 5


                       [LETTERHEAD OF HUNTON & WILLIAMS]

                                January 30, 1997


The Board of Directors
Philip Morris Companies Inc.
120 Park Avenue
New York, New York 10017-5592

                          PHILIP MORRIS COMPANIES INC.
                       REGISTRATION STATEMENT ON FORM S-8
                       ----------------------------------

Ladies and Gentlemen:

          We have acted as counsel to Philip Morris Companies Inc., a Virginia corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form S-8 under the Securities Act of 1933, as amended, with respect to 400,000 shares of the Company's Common Stock, $1.00 par value (the "Shares"), to be offered pursuant to the Oscar Mayer Foods Corporation Long Term Savings Plan for Union Employees (the "Plan"), together with an indeterminate amount of interests in the Plan (the "Interests").

          In rendering this opinion, we have relied upon, among other things, our examination of the Plan and such records of the Company and certificates of its officers and of public officials as we have deemed necessary.

          Based upon the foregoing and the further qualifications stated below, we are of the opinion that:

          1. the Company is duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia; and

          2. the Shares have been duly authorized and, when distributed in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable, and the Interests, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable and will constitute the binding obligations of the Company.
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January 30, 1997
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      We hereby consent to the filing of this opinion with the Securities and
Exchange Commission as an exhibit to such registration statement.


                                            Very truly yours,


                                            /s/ Hunton & Williams